SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Weena 737

3013 AM Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

This Form 8-K/A updates the Current Report on Form 8-K of LyondellBasell Industries N.V. (the “Company”) filed on May 10, 2011 (the “Original 8-K”) solely to include the information required by Item 5.07(d) of Form 8-K with respect to the Company’s determination as to the frequency with which the Company would hold a non-binding advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Company’s proxy statements.

As previously reported in the Original 8-K, the Company held its Annual General Meeting of Shareholders on May 5, 2011 at which the shareholders of the Company voted on, among other matters, a proposal to determine whether the shareholder vote to approve executive compensation should occur every one, two or three years. As reported in the Original 8-K, 97% of the shares voted at the meeting approved, on an advisory basis, an annual vote on executive compensation, as recommended by the Supervisory Board. The shareholders voted as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
398,170,394	15,002	10,960,536	1,034,387	21,140,973

In light of such vote, the Company determined that it will include a shareholder vote on the compensation of executives in its proxy materials once each year until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: December 5, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President